EXHIBIT T3E.6

                         LEXINGTON PRECISION CORPORATION

                                Offer to Exchange

         Increasing Rate Senior Subordinated Notes due December 31, 2004
                                       for
             12 3/4% Senior Subordinated Notes due February 1, 2000

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12 MIDNIGHT, NEW YORK
CITY TIME, ON TUESDAY, SEPTEMBER 4, 2001, UNLESS THE OFFER IS EXTENDED (SUCH DATE, AS EXTENDED FROM TIME TO TIME, IS HEREINAFTER REFERRED TO AS THE "EXPIRATION DATE").
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                                                                August 6, 2001

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Lexington Precision Corporation, a Delaware corporation (the "Company"), has offered to exchange new Increasing Rate Senior Subordinated Notes due December 31, 2004 ("New Notes"), for its existing 12 3/4% Senior Subordinated Notes due February 1, 2000 (the "Old Notes"), upon the terms and subject to the conditions set forth in its Offering Circular dated August 6, 2001 (the "Offering Circular"), and the related Letter of Transmittal enclosed herewith (which, together with the Offering Circular and any amendments or supplements thereto, collectively constitute the "Exchange Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold the Company's Old Notes registered in your name or in the name of your nominee.

     THE EXCHANGE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (i) THERE HAVING BEEN VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE AT LEAST 99% OF THE AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES OUTSTANDING, (ii) THE COMPANY'S COMPLETION OF SENIOR, SECURED FINANCING ARRANGEMENTS, ON TERMS SATISFACTORY TO THE COMPANY, THAT PROVIDE THE COMPANY WITH FINANCING THAT IT BELIEVES TO BE ADEQUATE FOR THE OPERATION OF ITS BUSINESS FOLLOWING THE CONSUMMATION OF THE EXCHANGE OFFER, AND (iii) THE COMPLETION ON TERMS SATISFACTORY TO THE COMPANY, OF AMENDMENTS TO A MEMBER OF THE COMPANY'S OTHER DEBT INSTRUMENTS.

     For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

                  1.  Offering Circular, dated August 6, 2001;

                  2. Letter of Transmittal for your use in accepting the Exchange Offer and tendering Old Notes and for the information of your clients, including guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

                  3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents are not immediately available or cannot be delivered to Wilmington Trust Company (the "Exchange Agent") prior to the Expiration Date (as defined in the

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Offering Circular) or if the procedure for book-entry transfer cannot be completed prior to the Expiration Date;

                  4. A letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for such clients' instructions with regard to the Exchange Offer; and

                  5.  Return envelope addressed to the Exchange Agent.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, SEPTEMBER 4, 2001, UNLESS THE OFFER IS EXTENDED.

         In all cases, Participation Fees in respect of Old Notes tendered pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates evidencing such Old Notes (or a confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (as defined in the Offering Circular)), (ii) a Letter of Transmittal (or manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offering Circular), and (iii) any other required documents.

         If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedure described in the Section entitled "The Exchange Offer -- Guaranteed Delivery Procedures" in the Offering Circular.

         The Company will not pay any fees or commissions to any broker, dealer, or other person (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. However, the Company will reimburse you for customary and reasonable mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

         Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at the address and telephone number set forth on the back cover page of the Offering Circular. Additional copies of the enclosed material may be obtained from the Exchange Agent, at the same address and telephone number.

Very truly yours,

LEXINGTON PRECISION CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR OF ANY AFFILIATE OF EITHER OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF EITHER OF THE FOREGOING IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.